As filed with the Securities and Exchange Commission on November 22, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bellerophon Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	47-3116175
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number) 184 Liberty Corner Road, Suite 302 Warren, New Jersey 07059 (908) 574-4770	(I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Fabian Tenenbaum

Chief Executive Officer

Bellerophon Therapeutics, Inc.

184 Liberty Corner Road, Suite 302

Warren, New Jersey 07059

(908) 574-4770

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017 (212) 935-3000	Joseph A. Smith, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-214230

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Class A Units consisting of:	$		–
(i) Common Stock, par value $0.01(3)		–	–
(ii) Warrants to purchase Common Stock(4)		–	–
Class B Units consisting of:	$		–
(i) Series A Convertible Preferred Stock, par value $0.01		–	–
(ii) Warrants to purchase Common Stock(4)		–	–
Common Stock issuable upon conversion of Series A Convertible Preferred Stock(3)		–	–
Common Stock issuable upon exercise of warrants to purchase Common Stock(3)		$1,714,286	–
Total		$1,714,286	$198.69

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminable number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-214230), which was declared effective by the Commission on November 22, 2016, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $1,714,286. The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, New Jersey, on the 22nd day of November, 2016.

BELLEROPHON THERAPEUTICS, INC.

By:	/s/ Fabian Tenenbaum
Fabian Tenenbaum Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Fabian Tenenbaum	Chief Executive Officer	November 22, 2016
	Fabian Tenenbaum	(Principal Executive Officer and Principal Financial Officer)

	/s/ Jonathan M. Peacock	Chairman	November 22, 2016
Jonathan M. Peacock

	By: /s/ Naseem Amin*	Director	November 22, 2016
Naseem Amin

	By: /s/ Scott Bruder*	Director	November 22, 2016
Scott Bruder

	By: /s/ Mary Ann Cloyd*	Director	November 22, 2016
Mary Ann Cloyd

	By: /s/ Matthew Holt*	Director	November 22, 2016
Matthew Holt

	By: /s/ Jens Luehring*	Director	November 22, 2016
Jens Luehring

	By: /s/ Andre V. Moura*	Director	November 22, 2016
Andre V. Moura

	By: /s/ Daniel Tassé*	Director	November 22, 2016
Daniel Tassé

	By: /s/ Adam Weinstein*	Director	November 22, 2016
Adam Weinstein

* Pursuant to Power of Attorney
By:	/s/ Fabian Tenenbaum
Fabian Tenenbaum

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-214230) filed with the SEC on November 22, 2016)
23.1*	Consent of KPMG LLP independent registered public accounting firm
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1) (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-214230) filed with the SEC on November 22, 2016)
24.1	Power of Attorney (incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-1, filed with the SEC on October 25, 2016)

*	Filed herewith.